Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors and
 Shareholders of FEDERATED ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC.:

We consent to the use in Post-Effective Amendment No. 12 to Registration Statement (No. 33-41004) of Federated Adjustable Rate U.S. Government Fund, Inc. of our report dated April 11, 1997 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 23, 1997